Exhibit 10.11

                   EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT


         EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT (the "Agreement"), dated as of August 20, 1998, between RICHFOOD HOLDINGS, INC., a Virginia corporation (the "Company"), and ALEC C. COVINGTON (the "Employee").

         WHEREAS, the Company expects that the Employee will make substantial contributions to its future growth and prospects; and

         WHEREAS, the Company desires to obtain the continued services of the Employee; and

         WHEREAS, the Employee desires to continue to be employed by the Company and to remain in the employ of the Company during the term of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

         1. Definitions. When used in this Agreement, the following terms shall have the meanings specified:

          (a) Cause. "Cause", when referring to a termination of employment, shall mean: (i) conviction by a court of competent jurisdiction for a felony;
(ii) breach of any material obligation to the Company under any material agreement concerning any term of employment; or (iii) willful or gross neglect of duties to the Company (other than by reason of illness or temporary disability short of Disability) or willful or gross misconduct in the performance of such duties. All determinations as to whether a termination of employment is for Cause shall be made in good faith by the Board of Directors of the Company and shall be binding on the parties hereto.

          (b) Change in Control. A "Change in Control" of the Company shall be deemed to have occurred if: (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the aggregate voting power of all classes of the Company's then-outstanding voting securities; or (ii) the shareholders of the Company approve (A) a plan of merger, consolidation or share exchange between the Company and an entity other than a direct or indirect wholly-owned subsidiary of the Company, or (B) a proposal with respect to the sale, lease, exchange or other disposal of all, or substantially all, of the Company's property.

          (c) Disability. "Disability" shall mean a condition, determined on the basis of medical evidence satisfactory to a physician designated by the Board of Directors of the Company, rendering the Employee, due to bodily injury or disease or mental illness, unable to perform the duties pertaining to his employment with the Company on a full-time basis for 180 consecutive days.

         2. Term. This Agreement shall continue in full force and effect for three (3) years following the date first above written (the "Term").

         3. Employment by the Company. The Company agrees to employ the Employee as President of its Wholesale Division through the Term of this Agreement, with a job description, responsibilities and duties commensurate with that position. Notwithstanding the foregoing, the parties agree that the Company may terminate the Employee's employment hereunder at any time, subject to the provisions of
Section 5 hereof, it being expressly understood that this Agreement is not intended to alter the at-will nature of the Company's employment of the Employee. In consideration of the Company's obligations under this Agreement, the Employee agrees that (i) he will not voluntarily leave the employ of the Company during the Term of this Agreement without first complying with the provisions of Section 5(d) hereof, and (ii) he will devote his full business time and attention to service to the Company and its subsidiaries commensurate with his position throughout the Term of this Agreement.

         4. Compensation. During the Term of this Agreement and unless the Employee's employment has been earlier terminated, the Company agrees to: (i) pay the Employee as compensation for his services an annual base salary in the amount of Three Hundred Twenty Five Thousand Dollars ($325,000) per year, payable in equal periodic installments (less any amounts permitted or required to be deducted or withheld under applicable law) not less frequently than monthly, it being understood that the parties contemplate a good faith review of such base salary on an annual basis for possible increase in light of the Employee's performance; (ii) permit the Employee to participate in the Company's executive officer annual performance plan, with a participation level of 40% of his base salary; (iii) permit the Employee to participate in such long-term incentive compensation programs as the Company may make generally available to its executive employees from time to time; (iv) provide for the benefit of the

Employee such vacation, pension and disability benefits as are, and such coverage under life, accident, medical and dental plans as is, generally provided from time to time to executive employees of the Company; and (v) provide the Employee with an automobile consistent with those provided by the Company to its other executive officers with similar titles and responsibilities.

         5. Termination of Employment; Severance.

          (a) By the Company For Cause. The Company may terminate the Employee's employment under this Agreement at any time for Cause by delivery of written notice of termination to the Employee (which notice shall specify in reasonable detail the basis upon which such termination is made). In the event the Employee's employment is terminated for Cause, all provisions of this Agreement (other than Sections 7 through 17 hereof) and the Term shall be terminated. Upon any such termination, the Employee shall be entitled only to payment of his earned and unpaid salary to the date of termination, any earned and unpaid bonus under the Company's executive officer annual performance plan (or such comparable successor program that may be in effect from time to time) for the prior year, unreimbursed business and entertainment expenses in accordance with the Company's policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with the Company's employee benefit plans (hereinafter referred to as the "Standard Termination Payments").

          (b) Upon Death or Disability. If the Employee dies, all provisions of this Agreement (other than Sections 6, 7 and 9 through 17 hereof, and other than any rights or benefits arising as a result of such death) and the Term shall be automatically terminated; provided, however, that the Standard Termination Payments, together with additional salary payments equal to and in lieu of the Employee's accrued and unused vacation, shall be paid to the Employee's surviving spouse or, if none, his estate, and the death benefits under the Company's employee benefit plans shall be paid in accordance with the terms of the individual plans. If the Employee becomes Disabled, either the Company or the Employee may terminate this Agreement and the Term at any time thereafter. In such event, the Employee shall be entitled to receive his normal compensation hereunder through the date of such termination, and shall thereafter be entitled to receive the Standard Termination Payments, together with additional salary payments equal to and in lieu of the Employee's accrued and unused vacation and such disability and other employee benefits as may be provided under the terms of the Company's employee benefit plans.

                  (c)      By the Company Without Cause.

                  (i) The Company may terminate the Employee's employment under this Agreement without Cause, and other than by reason of his death or Disability, by sending written notice of termination to the Employee, which notice shall specify a date not more than ninety (90) days after the date of such notice as the effective date of such termination (the "Termination Date"). From the date of such notice through the Termination Date, the Employee shall continue to perform the normal duties of his employment hereunder, and shall be entitled to receive when due all compensation and benefits applicable to the Employee hereunder. Promptly (and in any event within 60 days) following the Termination Date, the Company shall pay to the Employee (A) the Standard Termination Payments, together with additional salary payments equal to and in lieu of the Employee's accrued and unused vacation, plus (B) a lump sum severance benefit in an amount equal to two times the Employee's base salary as in effect on the Termination Date. The Employee shall have no obligation whatsoever to mitigate any damages, costs or expenses suffered or incurred by the Company with respect to the severance obligations set forth in this Section 5(c)(i) and, except as set forth in subsection (ii) of this Section, no such severance payments received or receivable by the Employee shall be subject to any reduction, offset, rebate or repayment as a result of any subsequent employment or other business activity by the Executive.

                  (ii) Following any termination of the Employee's employment pursuant to this Section 5(c), the Company shall also be obligated to provide continued coverage under the Company's medical, dental and life insurance benefit plans or arrangements with respect to the Employee for a period of two years following the Termination Date (whether or not such period would extend beyond the Term) or, if the Employee is not eligible for continuing coverage under the terms of such plans or arrangements, the Company shall provide substantially similar coverage on an individual basis for such period. The Company's obligation to provide continued benefits coverage in accordance with this Section 5(c)(ii) shall be subject to mitigation to the extent that substantially similar benefits are provided by any successor employer during such continuation period.


          (d) By the Employee. The Employee may terminate his employment, and any further obligations which Employee may have to perform services on behalf of the Company hereunder at any time after the date hereof, by sending written notice of termination to the Company not less than ninety (90) days prior to the effective date of such termination. During such ninety (90) day period, the Employee shall continue to perform the normal duties of his employment hereunder, and shall be entitled to receive when due all compensation and benefits applicable to the Employee hereunder. Except as provided below, if the Employee elects to terminate his employment hereunder (other than as a result of Disability) and otherwise complies with his obligations under this paragraph, then the Employee shall be entitled to receive the Standard Termination Payments, together with additional salary payments equal to and in lieu of the Employee's accrued and unused vacation, but the Company shall have no further obligation to make payments or provide benefits to the Employee. Anything in this Agreement to the contrary notwithstanding, the termination of the Employee's employment by the Employee within one year after a Change in Control of the Company shall be deemed to be a termination of the Employee's employment without Cause by the Company for purposes of this Agreement, and the Employee shall be entitled to the payments and benefits set forth in Section 5(c) above.

         6. Change in Control/Excise Taxes. If a Change in Control occurs during the Term of this Agreement and the Employee becomes liable, in any taxable year, for the payment of an excise tax under Internal Revenue Service Code ("Code")
section 4999 with respect to any payment or benefit under this Agreement or under any stock option plan or other program of the Company (including, for example, the accelerated exercisability of stock options upon a Change in Control) without regard to whether a termination of employment has occurred, the Company shall pay to the Employee (i) an amount equal to the excise tax for which the Employee is liable under Code section 4999, plus (ii) the federal, state and local income taxes, and the hospital insurance tax under Code section 3111(b), for which the Employee is liable on account of the payment described in clause (i) of this Section, together with an amount sufficient to satisfy any additional federal, state or local income taxes or hospital insurance tax for which the Employee is liable on account of the amounts received pursuant to this clause (ii). Such payment shall be made in one or more installments at times necessary to permit the Employee to make estimated tax payments with respect to the Employee's relevant taxable year and a final payment shall be made not later than 20 days after the date (or extended filing date) on which the tax return reflecting the liability for such excise tax is required to be filed with the Internal Revenue Service.

         7. Confidentiality. (a) Except as specifically authorized by the Company in writing, from the date hereof and continuing forever, the Employee agrees not to (i) disclose any trade secrets or confidential information to any individual or entity, or otherwise permit any person or entity to obtain or disclose any trade secrets or confidential information, or (ii) use any trade secrets or confidential information for the Employee's own financial gain, whether individually or on behalf of another individual or entity. For purposes hereof, the phrase "trade secrets and confidential information" means any and all information relating to any part of the business of the Company or the business of any affiliate of the Company, provided to the Employee or to which the Employee has had access, which information is not a matter of public record or generally known to the public, including, without limitation: (i) financial information regarding the Company or any affiliate of the Company; (ii) personnel data, including compensation arrangements, relating to any employee of the Company or any affiliate of the Company; (iii) internal plans, practices and procedures of the Company or any affiliate of the Company; (iv) the names, addresses and requirements of any customers of the Company or any affiliate of the Company; (v) any other information expressly deemed confidential by the officers or directors of the Company; and (vi) the terms and conditions of any supply agreements and other agreements, documents and instruments to which the Company or any of its affiliates are parties.

          (b) All writings, records and other documents and things containing any trade secrets or confidential information in the Employee's custody or possession shall be the exclusive property of the Company, shall not be copied and/or removed from the premises of the Company, except in pursuit of the business of the Company, and shall be delivered to the Company, without retaining any copies, upon the termination of the Employee's employment or at any time as requested by the Company.

         8. Non-competition Agreement. In consideration of the Company's agreement to employ the Employee upon the terms and conditions set forth in this Agreement and the Company's agreement to pay severance benefits under certain circumstances pursuant to Section 5(c) hereof, the Employee covenants and agrees that, for two years following the Termination Date, the Employee shall not, directly or indirectly: (a) engage in or accept employment with (as a consultant or otherwise), own a material interest in, or otherwise give assistance to, whether or not for compensation, any person, firm or corporation (other than an affiliate of a purchaser of, or successor to, the business of the Company) engaged in the ownership or management of a business of the type conducted by the Company or any of its subsidiaries within the geographical areas in which the Company or any of its subsidiaries compete on the Termination Date; or (b) solicit or recruit for employment any employee or independent contractor of the Company or any of its subsidiaries. In the event of any breach of the provisions of this Section by the Employee, the restrictions set forth herein shall be extended by a period equal to the duration of such breach.

         9. Remedies. The parties hereto agree that each would suffer irreparable harm from a breach by the other of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by either party hereto of any of the provisions of this Agreement, the other party hereto may, in addition and supplementary to other rights and remedies existing in favor of such party, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates and their successors and assigns, and shall be binding upon and inure to the benefit of the Employee and his legal representatives and assigns, provided that in no event shall the Employee's obligations to perform services for the Company and its affiliates be delegated or transferred by the Employee. The Company may assign or transfer its rights hereunder to a successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Company or of the Company's business (provided, however, that no such assignment or transfer shall have the effect of relieving the Company of any liability to the Employee hereunder or under any other agreement or document contemplated herein), but only if such assignment or transfer does not result in employment terms, conditions, duties or responsibilities which are or may be materially different than the terms, conditions, duties or responsibilities of the Employee hereunder.

         11. Modification or Waiver. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or the Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Employee of any such right or remedy shall preclude other or further exercises thereof. A waiver of a right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

         12. Notice. For purposes of this Agreement, notice and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier service, or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:

                           Richfood Holdings, Inc.
                           P. O. Box 26967
                           Richmond, Virginia  23261
                           Attention:  President & Chief Executive Officer

                           with a copy to:

                           Gary E. Thompson, Esquire
                           Hunton & Williams
                           Riverfront Plaza - East Tower
                           951 E. Byrd Street
                           Richmond, VA 23219


         If to the Employee:

                           to his address as reflected from time-to-time in the personnel records of the Company.

Either party hereto may change its address for purposes of this Section by furnishing written notice to the other party in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13. Governing Law; Jurisdiction. This Agreement and all rights, remedies and obligations hereunder, including, but not limited to, matters of construction, validity and performance shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws principles or rules. To the full extent lawful, each of the Company and the Employee hereby consents irrevocably to personal jurisdiction, service and venue in connection with any claim or controversy arising out of this Agreement in the courts of the Commonwealth of Virginia located in Richmond, Virginia, and in the federal courts in the Eastern District of Virginia.

         14. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

         15.   Counterparts.   This   Agreement  may  be  executed  in  separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

         16. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

         17. Entire Agreement. This Agreement (together with all documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf, and the Employee has duly executed this Agreement, all as of the date first above written.

                                  RICHFOOD HOLDINGS, INC.



                                  By: /s/ John E. Stokely
                                     --------------------------
                                     John E. Stokely
                                     President & Chief Executive
                                     Officer


                                  EMPLOYEE:


                                      /s/ Alec C. Covington
                                     ---------------------------
                                      Alec C. Covington